UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2022

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02          Results of Operations and Financial Condition

On October 17, 2022, Turning Point Brands, Inc. (the “Company”) issued a press release in which the Company reported certain preliminary operating results for the third quarter ended September 30, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.02 by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

On October 17, 2022, the Company announced a transition in the position of Chief Executive Officer and President.  As part of this transition, Mr. Yavor Efremov has resigned as Chief Executive Officer and President and from the Board of Directors (the “Board”), effective as of October 15, 2022.  There were no disagreements between Mr. Efremov and the Company.

In connection with Mr. Efremov’s departure, the Board appointed Graham A. Purdy as President and Chief Executive Officer of the Company and as a member of the Board, effective as of October 16, 2022.  David Glazek, Chairman of the Board, will transition to the role of Executive Chair effective January 2023.  Mr. Purdy will be the Company’s principal executive officer.

Mr. Purdy, age 50, has served as Chief Operating Officer of the Company since November 2019 after serving as President of the Company’s New Ventures Division since December 2017. Mr. Purdy joined the Company in 2004 and has held various leadership positions since that time. Prior to joining the Company, Mr. Purdy spent seven years at Philip Morris USA where he served in senior sales and sales management positions. Mr. Purdy holds a Bachelor of Arts from California State University, Chico.  Mr. Purdy does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Mr. Glazek, age 45, has served as a director of the Company since November 2012 and as Chairman of the Board since 2019. Mr. Glazek is a Partner and Portfolio Manager of Standard General L.P. (“Standard General”) and has been with Standard General since 2008. He was formerly an investment banker at Lazard Freres & Co. from 2000 to 2003 and from 2006 to 2008. Mr. Glazek holds a Bachelor of Arts from the University of Michigan and a J.D. from Columbia Law School. Mr. Glazek currently serves as a director of Workers Benefit Consortium, LLC and National Cinemedia, Inc. (NYSE: NCMI) and is an Adjunct Professor at Columbia Business School.  Mr. Glazek does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with the transition, Mr. Glazek has stepped down from the Compensation Committee and the Nominating and ESG Committee.

New Employment Agreement with Mr. Purdy

In connection with his appointment as Chief Executive Officer and President, the Company and Mr. Purdy expect to enter into a new employment agreement generally consistent with the terms of his existing employment agreement, providing for an initial term of one-year commencing on October 17, 2022, subject to automatic one-year renewals unless either party gives at least 60 days’ notice of non-renewal.   Mr. Purdy’s annual base salary will be $750,000 and his target annual bonus opportunity will be equal to 100% of base salary.  Mr. Purdy will have a target annual long-term incentive opportunity of not less than $500,000, commencing with the annual equity grant to be made in calendar year 2023.

In the event that Mr. Purdy’s employment is terminated by the Company without “cause” or Mr. Purdy resigns for “good reason” (each as defined in the employment agreement), other than during the one-year period immediately following a “change of control” (as defined in the employment agreement), Mr. Purdy would be entitled to severance payments comprised of the following: (1) accrued compensation and benefits; (2) continuation of his then-current base salary for 12 months, to be paid in accordance with the Company’s normal payroll practices; (3) a cash severance bonus equal to the average annual cash bonus received by Mr. Purdy for the 24-month period prior to the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Purdy and his eligible dependents for 12 months. In the event that Mr. Purdy’s employment is terminated by the Company without “cause” or Mr. Purdy resigns for “good reason” during the one-year period immediately following a “change of control”, Mr. Purdy would be entitled to severance payments comprised of the following (in lieu of any other severance payments under the employment agreement): (1) the accrued compensation and benefits; (2) continuation of his then-current base salary for 24 months, to be paid in accordance with the Company’s normal payroll practices; (3) a cash severance bonus equal to two-times the average annual cash bonus received by Mr. Purdy for the 24-month period prior to the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Purdy and his eligible dependents for 12 months.

The foregoing severance payments and benefits are subject to Mr. Purdy executing an effective release of claims against the Company.  Pursuant to the Employment Agreement, Mr. Purdy will be subject to certain restrictive covenants, including non-competition, non-solicitation, and non-hire restrictions during the employment term and for 2 years post-termination.

Separation Package with Mr. Efremov

Upon his termination of employment, Mr. Efremov will be eligible to receive the severance benefits payable on a termination of his employment by the Company without Cause as set forth in his Employment Agreement with the Company dated as of December 15, 2021 (the “Employment Agreement”), which were described in the Compensation Discussion & Analysis (“CD&A”) in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 15, 2022, subject to Mr. Efremov’s execution and non-revocation of the Release and Severance Agreement substantially in the form attached as Exhibit A to the Employment Agreement. Mr. Efremov will continue to be subject to the restrictive covenants set forth in his Employment Agreement, including confidentiality, non-disparagement, non-competition and non-solicitation.  Pursuant to the terms of the applicable award agreements, Mr. Efremov’s outstanding stock options will become fully vested, a pro-rated portion of his performance-based restricted stock units will remain outstanding and will remain eligible to be earned at the end of the applicable performance period, and his unvested time-based restricted stock units will be forfeited.

Compensation Arrangement with Mr. Glazek

In connection with his appointment as Executive Chair, the Company expects to enter into a letter agreement with Mr. Glazek for a term of two years.  For each year during the term, Mr. Glazek will receive an annual equity grant under the Company’s 2021 Equity Incentive Plan having a grant date value of $1,000,000, which is expected to be granted in the form of stock options and restricted stock units.  Mr. Glazek will not receive a salary.  In the event that the Board removes Mr. Glazek from the role of Executive Chair without cause, or there is otherwise a material change to his duties and responsibilities as Executive Chair or a material breach by the Company of his agreement, then he will receive accelerated vesting of any previously-granted equity awards (or, if such grant has not yet occurred, a cash payment in respect thereof).

Item 7.01.          Regulation FD Disclosure

On October 17, 2022, the Company issued a press release in connection with the announcement of the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

99.1	Press Release issued by Turning Point Brands, Inc. dated October 17, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: October 17, 2022	By:	/s/ Brittani Cushman
	Name:	Brittani Cushman
	Title:	Senior Vice President, General Counsel and Secretary